Exhibit 99.1

Skillsoft Announces Reverse Stock Split

DENVER - September 19, 2023 - Skillsoft (NYSE: SKIL), (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, today announced that its Board of Directors has approved a 1-for-20 reverse stock split of the Company’s common stock. The reverse stock split will become legally effective at 5:00 p.m. Eastern Time on September 29, 2023. Skillsoft’s common stock will begin trading on a split-adjusted basis at the market open on October 2, 2023, with the new CUSIP number 83066P309 and will continue to trade on the New York Stock Exchange under the symbol “SKIL”.

The reverse stock split is intended to increase the per-share price of the Company’s common stock and make it more attractive to a broader group of institutional investors. This includes improving the perception of the Company’s common stock as an investment security, increasing the stability of the common stock price and enhancing trading liquidity through the entry of new buyers.

A reverse stock split of not less than 1-for-10 and not more than 1-for-30 was approved by Skillsoft's stockholders at the Company's Annual Meeting of Stockholders held on July 20, 2023. The ratio of 1-for-20 was determined by the Company’s Board. As a result of the reverse stock split, every 20 shares of the Company’s common stock issued and outstanding will be automatically combined into one share of Skillsoft common stock. No fractional shares will be issued in connection with the reverse split, and stockholders will be entitled to receive a cash payment in lieu of any fractional shares.

As a result of the reverse stock split, equitable adjustments corresponding to the reverse stock split ratio will be made to Skillsoft’s outstanding warrants such that every twenty shares of common stock that may be issued upon the exercise of warrants held immediately prior to the reverse stock split will represent one share of common stock that may be issued upon exercise of such warrants immediately following the reverse stock split. Correspondingly, the exercise price per share of the Company’s common stock attributable to such warrants immediately prior to the reverse stock split will be proportionately increased, such that the exercise price per share of the Company’s common stock attributable to such warrants immediately following the reverse stock split is $230.00, which equals the product of 20 multiplied by $11.50, the exercise price per share immediately prior to the reverse stock split.  All of Skillsoft’s outstanding stock options, warrants, and equity incentive plans will be proportionately affected. The exercise prices of outstanding stock options, warrants, and equity incentive plans will be adjusted in accordance with their respective terms. The reverse stock split will affect all stockholders uniformly, and it will not affect any stockholder's ownership percentage of the Company’s shares, with the exception of those stockholders receiving cash in lieu of fractional shares.

Additional information about the reverse stock split can be found in Skillsoft’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 19, 2023, and Skillsoft’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 26, 2023.

About Skillsoft

Skillsoft (NYSE: SKIL) delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills – they grow a more capable, adaptive and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class technology and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential. Learn more at www.skillsoft.com.

Cautionary Notes Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of applicable securities laws, which are statements that are not historical facts, including statements that relate to possible effects of the reverse stock split. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Factors that could cause such differences can be found in our Form 10-K for the year ended January 31, 2023, as well as our subsequent reports on Form 10-Q and other SEC filings. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. We assume no obligation to update these forward-looking statements.

Investors and Media

Chad W. Lyne

SVP, Strategic Finance & Investor Relations Officer

chad.lyne@skillsoft.com